UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006 (April 25, 2006)

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

(605) 978-2908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, Northwestern Corporation (the “Company”), a Delaware corporation, announced that it entered into an Agreement and Plan of Merger, dated as of April 25, 2006 (the “Merger Agreement”), with Babcock & Brown Infrastructure Limited, an Australian public company (“Parent”), BBI US Holdings Pty Ltd., an Australian company and a direct wholly-owned subsidiary of Parent (“Holding Company”), BBI US Holdings II Corp., a Delaware corporation and direct wholly-owned direct subsidiary of Holding Company (“Holdings”), BBI Glacier Corp., a Delaware corporation and direct wholly-owned subsidiary of Holdings (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

This Form 8-K/A amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 26, 2006 (the “Original 8-K”) to correct a typographical error in the preamble of the Merger Agreement which was attached as an exhibit to the Original 8-K. No other changes are being made to the Original 8-K.  A copy of the Merger Agreement reflecting this correction is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1

Agreement and Plan of Merger, dated as of April 25, 2006, among Babcock & Brown Infrastructure Limited, BBI US Holdings Pty Ltd., BBI US Holdings II Corp., BBI Glacier Corp. and Northwestern Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

	By:	/s/

Thomas J. Knapp

Vice President, General Counsel

and Corporate Secretary

Date: April 28, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
2.1

Agreement and Plan of Merger, dated as of April 25, 2006, among Babcock & Brown Infrastructure Limited, BBI US Holdings Pty Ltd., BBI US Holdings II Corp., BBI Glacier Corp. and Northwestern Corporation.